Exhibit 1.1

SAFE-T GROUP LTD.

UNDERWRITING AGREEMENT

[●], 2018

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004, United States

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Safe-T Group Ltd., a company organized under the laws of Israel (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named on Schedule A hereto (the “Underwriters” and each an “Underwriter”), to sell and issue to the Underwriters up to an aggregate of [●] ordinary shares (including up to [●] Option Shares (as defined below)), no par value, of the Company (the “Ordinary Shares” or “Shares”), to be delivered in the form of American Depositary Shares (the “ADSs”), each ADS representing twenty (20) Ordinary Shares, together with an aggregate of [●] warrants to purchase ADSs at an exercise price equal to $[●] per ADS (the “Warrants”). Each ADS shall be sold together with one (1) Warrant to purchase [●] additional Share (the “Warrant Shares”) to be delivered in the form of ADSs (the “Warrant ADSs”). Chardan Capital Markets, LLC (“Chardan”) is acting as representative (the “Representative”) to the Underwriters and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter). The offering and sale of the Securities (as defined below) contemplated by this Agreement is referred to herein as the “Offering.” The Shares and the Warrant Shares are to be deposited pursuant to a deposit agreement, dated as of June 2, 2017, as amended (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

1. Securities; Over-Allotment Option.

(a) Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [●] Shares (the “Firm Shares”) to be delivered in the form of [●] ADSs (the “Firm ADSs”), together with [●] Warrants (the “Firm Warrants” and, together with the Firm Shares and the Firm ADSs, the “Firm Securities”), at a purchase price (prior to discounts and commissions) of $[●] for each Firm ADS and Firm Warrant. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm ADS and Firm Warrants set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Payment and Delivery. Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the second Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined below) (or the third Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m. (Eastern time)) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, New York, NY 10105 or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Securities is referred to herein as the “Closing.” Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Securities (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Securities for delivery, at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

(c) Option Securities. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Representative on behalf of the Underwriters is hereby granted an option to purchase up to an additional 15% of the number of Firm Securities (collectively, the “Option Securities”) to be offered by the Company in the Offering (the “Over-allotment Option”). The Option Securities shall consist of up to an aggregate of [●] Shares (the “Option Shares”) to be delivered in the form of [●] ADSs (the “Option ADSs”), together with [●] Warrants (the “Option Warrants”). The purchase price to be paid for the Option Securities subject to the Over-allotment Option will be the same as the purchase price to be paid for the Firm Securities.

(d) Exercise of Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any of such Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail, electronic mail or facsimile transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities, which will not be sooner than two nor later than five Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, the date and time of the closing for such Option Securities will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Securities specified in such notice. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Firm Securities to be purchased as set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities.

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(e) Payment and Delivery of Option Securities. Payment for Option Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds by deposit of the price for the Option Securities being purchased to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Option Securities (or through the full fast transfer facilities of DTC) for the account of the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or the Option Closing Date, as the case may be.

(f) Representative’s Warrant. The Company hereby agrees to issue to the Representative (and/or its respective designees) on the applicable Closing Date and/or Option Closing Date, as the case may be, Warrants to purchase ADSs up to an aggregate of five percent (5%) of the ADSs issued at the Closing (for the avoidance of doubt, Representative’s Warrants shall include 5% of the Option ADSs purchased by the Underwriters (the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable, in whole or in part, commencing twelve (12) months from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price of $[●] per ADS, which is equal to one hundred twenty-five percent (125%) of the initial public offering price of the Firm Securities. The Representative’s Warrants and the ADSs issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Ordinary Shares, the ADSs, the Warrants, the Warrant Shares, the Warrant ADSs and the Representative’s Securities are hereinafter referred to collectively as the “Securities.”

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2. Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration No. 333-226074), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, and drafts of the Registration Statement confidentially submitted to the Commission, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Company has responded to all requests of the Commission for additional or supplemental information. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, and all amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  The Prospectus delivered to the Underwriters for use in connection with the Offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

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(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed, at all other subsequent times until the completion of the public offer and sale of the Securities, and at the Closing Date and at each Option Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the “Electronic Distribution” and “Price Stabilization, Short Positions and Penalty Bids” sections, and the third and fourth sentences of the first paragraph of the “Commission, Discounts, Expenses and Other Compensation” section of the “Underwriting” section of the Prospectus (the “Underwriters’ Information”).

(c) Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any Issuer-Represented Free Writing Prospectus(es) (as defined below), when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement, the General Disclosure Package or any Issuer-Represented Limited-Use Free Writing Prospectus (as defined below) based upon and in conformity with the Underwriters’ Information.

(d) [Reserved]

(e) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package, the Prospectus, any Testing-the-Waters Communication made in compliance with Section 2(jjj) hereof or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.

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(f) [Reserved]

(g) As used in this Agreement, the terms set forth below shall have the following meanings:

(i) “Time of Sale” means [4:30 p.m.] (Eastern time) on the date of this Agreement.

(ii) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act; provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer-Represented Free Writing Prospectus.

(iv) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(v) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(vi) “Subsidiary” means each subsidiary of the Company listed on Schedule D hereto (collectively, the “Subsidiaries”). If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Agreement shall be disregarded.

(vii) “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Securities Act.

(viii) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(h) To the Company’s knowledge, Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited) (“K&K”), whose reports relating to the Company are included in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

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(i) Subsequent to the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its share capital, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which could reasonably be expected to result in a material adverse change in the near future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries, taken as a whole; (B) the long-term debt or share capital of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) As of the dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding shares of the Company were as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions (excluding the sale of the Option Securities, if any) contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus, will be as set forth in the column headed “Pro Forma As Adjusted” in such section. All of the issued and outstanding shares of the Company, including the outstanding Ordinary Shares of the Company, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and Israeli, securities laws and not in violation of or subject to any preemptive or similar right that entitles or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security. As used herein, the term “Relevant Security” means any Ordinary Shares, the ADSs, or other security of the Company that is convertible into, or exercisable or exchangeable for Ordinary Shares or equity securities of the Company, or that holds the right to acquire any Ordinary Shares or equity securities of the Company or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date, the Closing Date and each Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or ADSs or any security convertible into Ordinary Shares or ADSs, or any contracts or commitments to issue or sell Ordinary Shares or ADSs or any such options, warrants, rights or convertible securities.

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(k) Upon the issuance, sale and payment for the underlying Ordinary Shares in accordance with the terms hereof and the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued, and the persons in whose names the ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Upon the exercise of the Warrants and Representative’s Warrants pursuant to their terms, the issuance, sale and payment for the Warrant Shares and Representative’s Warrants in accordance with the terms hereof and thereof and the due issuance by the Depositary of the ADRs evidencing the ADSs underlying the Warrant and Representative’s Warrants against the deposit of the underlying Warrant Shares, and the Ordinary Shares underlying the Representative’s Warrants, in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued, and the persons in whose names the ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(l) The Firm Shares, the Options Shares, the Warrant Shares and the Ordinary Shares underlying the Representative’s Warrants, have been duly authorized for issuance, will conform to the description thereof in the Registration Statement, the General Disclosure Package and in the Prospectus and have been validly reserved for future issuance and will (upon exercise of the Warrants and Representative’s Warrants and payment of the exercise price thereof only in case of the Warrant Shares and the Ordinary Shares underlying the Representative’s Warrants) be duly and validly issued, fully paid and non-assessable and will have been issued in compliance with all federal, state and Israeli securities laws, and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiaries upon issuance or sale of the Securities in the Offering. The issuance of such securities is not subject to any statutory preemptive rights and is not and will not be subject to any preemptive rights under the Company’s certificate of incorporation or bylaws as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company.

(m) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by the Company. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in the Subsidiaries or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of Ordinary Shares.

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(n) Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company (as applicable) in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or share capital of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (any such effect being a “Material Adverse Effect”). No proceedings have been instituted in the State of Israel for the dissolution of the Company. The Company and its Subsidiaries (if applicable) are not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law 5759-1999, and the regulations thereunder (the “Israeli Companies Law”)) by the Registrar of Companies of the State of Israel, nor has a proceeding been instituted by the Registrar of Companies in Israel for the dissolution of the Company or the Subsidiaries (if applicable).

(o) Neither the Company nor the Subsidiaries: (i) is in violation of its certificate or articles of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents (as applicable), (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, including but not limited to any instrument of approval granted to any of them by the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (formerly the Office of the Chief Scientist) (the “Innovation Authority”), or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (solely with regard to (ii) and (iii) above) for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(p) The Company has full right, power and authority to execute and deliver this Agreement, the Deposit Agreement, the Warrants, the Representative’s Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement (the “Transaction Documents”). The Company has duly and validly authorized the Transaction Documents and each of the transactions contemplated thereby. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(q) When issued, the Warrants and the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants and Representative’s Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal, state and Israeli securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(r) The execution, delivery, and performance of the Transaction Documents and all other agreements, documents, certificates and instruments required to be delivered pursuant to the Transaction Documents, and consummation of the transactions contemplated thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, including but not limited to any instrument of approval granted to any of them by the Innovation Authority, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiaries (as applicable), or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any legal or governmental agency or body, domestic or foreign, or (iv) trigger a reset or repricing of any outstanding securities of the Company, except in the case of subsection (i) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect.

(s) Each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted or is contemplated to be conducted as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except where, either individually or in the aggregate, the absence or ineffectiveness of such Consent would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company, nor to the Company’s knowledge, any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (“Affiliates”) has received any notice or other information from any regulatory or other legal or governmental agency which could reasonably be expected to result in any material default or potential decertification by the Company, or any of its Affiliates.

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(u)       No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of the Transaction Documents or consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder and under the Deposit Agreement, except (i) the registration under the Securities Act of the Securities, which has become effective, and such Consents as may be required under United States state securities or blue sky laws or the by-laws and rules of the NASDAQ Capital Market, where the ADSs have been approved for listing, and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect; (ii) the approval of the listing of the underlying Ordinary Shares on the Tel Aviv Stock Exchange Ltd.; and (iii) the filing of notice of the Offering with the Innovation Authority. Subject to the Underwriters’ compliance with their obligations under Section 5 hereof, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities.

(v) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(w) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved, except in the case of unaudited financials, which remain subject to certain year-end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements, notes thereto or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The other financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

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(x) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in all material respects in accordance with IFRS the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(y) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

 (z) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

(aa) The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s formation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the NASDAQ Stock Market and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the NASDAQ Stock Market. Neither the board of directors of the Company nor the audit committee thereof has been informed, nor is any executive officer or director of the Company aware, of: (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s board of directors complies with the applicable Israeli laws and regulations with respect to the number of independent and external directors serving on the board of directors and the types, composition and role of board committees to be appointed as of the date of this Agreement for as long as the Company remains a public company.

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(cc) Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any Securities. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or sale under the Israeli Securities Law 5728-1968, as amended (the “Israeli Securities Law”) and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel.

(dd) Neither the Company nor any of its Affiliates has, prior to the date hereof, directly or indirectly, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ee) To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors and holders of 5% of equity securities of the Company immediately prior to the Offering and provided to the Representative, as well as all information contained in the biographies of such officers and directors in the Registration Statement, the General Disclosure Package and the Prospectus, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires or biographies to become inaccurate or misleading.

(ff) No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect such person’s ability to be and act in such person’s respective capacity of the Company. The Company has entered into non-competition agreements with its Chief Executive Officer, which shall remain in effect during his employment by the Company, and with its Chief Financial Officer, which shall remain in effect during his employment by the Company and for a period of twelve months thereafter.

(gg) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any Relevant Security has any rights to require the Company to register any such securities under the Securities Act as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

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(hh) The conditions for use of Form F-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ii) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to the Offering and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the U.S. Internal Revenue Code of 1986, as amended.

(jj) No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described as required or has not been approved as required pursuant to the provisions of Part VI of the Israeli Companies Law. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not, in violation of Sarbanes-Oxley, directly or indirectly, including through a Subsidiary (other than as permitted under Sarbanes-Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(kk) The ADSs have been duly authorized for quotation on the NASDAQ Capital Market, subject to official notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Company is in material compliance with the provisions of the rules and regulations promulgated by the NASDAQ Stock Market (to the extent applicable to the Company prior to the listing of the Firm ADSs on the NASDAQ Capital Market following the Closing) or any other governmental or self-regulatory entity or agency, and is in material compliance with all home country corporate governance practices in Israel, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable U.S. and Israeli laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(ll) [Intentionally omitted]

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(mm) The Company and the Subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiaries.

(nn) The Company and the Subsidiaries: (i) own or possess adequate right to use all patents, patent applications, registered and unregistered trademarks, service marks, and trade names, trademark, and service mark registrations, registered and unregistered copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) that the Company uses and that is necessary for the conduct of their respective businesses as currently operated and as proposed to be operated and as described in the Registration Statement, the General Disclosure and Prospectus, (ii) have assigned and recorded the assignment, or is in the process of assignment, of the Intellectual Property that is registered, issued, or for which registration or applications have been made to the Company and have ensured that all required fees and maintenance fees have been paid for the Intellectual Property, and (iii) have no knowledge that the conduct of their respective businesses do or will conflict with the intellectual property rights of third parties, and they have not received any notice of any claim of conflict with, any such right of others. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has granted or assigned to any other Person any right to sell the current products and services of or to use the Intellectual Property of the Company and its Subsidiaries or those products and services described in the Registration Statement, the General Disclosure Package and Prospectus, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened or noticed action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened or noticed action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. Neither the Company nor any Subsidiary has received any claim for royalties or other compensation from individuals, including employees or former employees of the Company, who made inventive contributions to Company’s technology or products that are pending or unsettled, and except as set forth in the Registration Statement, the General Disclosure Package or Prospectus, neither the Company nor its Subsidiaries will have any obligation to pay royalties or other compensation to such individuals on account of inventive contributions.

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(oo) The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the applicable provisions of the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal, state and Israeli securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder, in any such case, which would result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(pp) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(qq) The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of foreign (including Israeli), federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(rr) Each of the Company and the Subsidiaries, as applicable, has accurately prepared and timely filed all federal, state, foreign (including Israeli) and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), all except as may be being contested in good faith and by appropriate proceedings or except where the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign (including Israeli) taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign (including Israeli) or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. No transaction, stamp or other issuance or transfer taxes or duties, and no capital gain, income transfer, withholder or other tax or duty is payable in the State of Israel by or on behalf of the Underwriters to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof; (iii) the holding or transfer of the Securities; or (iv) the execution and delivery of the Transaction Documents or any other document to be furnished hereunder.

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(ss) No labor disturbance or dispute by or with the employees of the Company or the Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and its Subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the State of Israel.

(tt) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Subsidiaries have at all times operated their respective businesses in material compliance with all Environmental Laws (as defined below), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would individually or in the aggregate, result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal, state, local or foreign (including Israeli) government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(uu) [Intentionally omitted]

(vv) [Intentionally omitted]

(ww) The Registration Statement, the General Disclosure Package and the Prospectus identify, to the extent required by Form F-1 promulgated under the Securities Act, each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is entered into, maintained or contributed to, as the case may be, by the Company and (ii) covers any officer or director or former officer or director of the Company. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

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(xx) [Intentionally omitted]

(yy) Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement with any officer or director related to compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise).

(zz) [Intentionally omitted]

(aaa) None of the execution of the Transaction Documents or consummation of the Offering and the transactions contemplated under the Transaction Documents will constitute a triggering event under any employee plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(bbb) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for domestic or foreign (including Israeli) office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or Person charged with similar public or quasi-public duties in the United States, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and Title 5 of the Israeli Penalty Law (Bribery Transactions).

(ccc) The Company has not offered, or caused the Underwriters to offer, the Securities to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(ddd) As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor any Subsidiary operates within the United States or any state or territory thereof in such a manner so as to subject the Company or its operations or businesses to registration as a foreign company doing business in any state within the United States in a way which would violate any of the following laws in any material respect: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended, (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law, and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

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(eee) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States, Israel and, to the Company’s knowledge, all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Israeli Prohibition on Money Laundering Law, 2000 (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(fff) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ggg) None of the Company, its Subsidiaries or their respective directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

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(hhh) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee, financial consulting fee or other like payment in connection with the transactions contemplated by this Agreement or any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters’ compensation as determined by FINRA. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the Effective Date, other than the prior payment of $[●] to the Representative as provided hereunder in connection with the Offering. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. No officer, director or any beneficial owner of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); no Company Affiliate has made a subordinated loan to any member of FINRA; and no proceeds from the sale of Securities (excluding underwriting compensation as disclosed in the Registration Statement or Prospectus) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement; no person to whom securities of the Company have been privately issued within 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA; and no FINRA member participating in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.

(iii) The Company is in material compliance with the requirements of Sarbanes-Oxley and the Rules and Regulations promulgated thereunder applicable to the Company.

(jjj) In connection with the offering described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. In connection with the offering described in the Registration Statement, General Disclosure Package and Prospectus, the Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule C hereto. Each Written Testing-the-Waters Communication listed on Schedule C hereto did not, as of the Time of Sale, and at all times through the completion of the public offer and sale of the Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

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(kkk) From the time of initial confidential submission of the Registration Statement to the Commission (or if earlier, the first date on which the Company engaged in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(lll) All corporate approvals on the part of the Company, including under Chapter 5 of Part VI of the Israeli Companies Law, for the Offering and the transactions contemplated hereby have been obtained.

(mmm) As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the Subsidiaries, either individually or taken as a whole, as the context requires.

(nnn) As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers and directors of the Company and the Subsidiaries who are named in the Prospectus, with the assumption that such executive officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers, directors or managers of the Company or its applicable Subsidiary).

(ooo) Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Ellenoff Grossman & Schole LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

(ppp) Neither the Company, any of its Subsidiaries nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel. Subject to the conditions and qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by an Israeli court.

(qqq) The Company has validly appointed Zysman, Aharoni, Gayer and Sullivan & Worcester, LLP, as its U.S. authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court (as defined below), and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

(rrr) The choice of the law of the State of New York as the governing law of the [Transaction Documents] is a valid choice of law under the laws of Israel and will be honored by courts in Israel, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus and to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in Israel. The Company has the power to submit, and pursuant to the relevant provisions of the [Transaction Documents], has legally, validly, effectively and irrevocably submitted, to the exclusive personal jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York (each, a “New York Court”) with respect to proceedings arising out of the [Transaction Documents].

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3. Offering. Upon authorization of the release of the Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object within 36 hours of delivery thereof to the Underwriters and their counsel. The Underwriters shall not unreasonably object to, condition, or delay such filing. In no event shall the foregoing prevent the Company from timely filing any report required to be filed under the Exchange Act.

(c) For so long as the Representatives’ Warrants are outstanding, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through the Representative), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus, any Written Testing-the-Waters Communication or any Issuer-Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the ADSs from any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

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(d) (i) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Registration Statement, the General Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This paragraph does not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Underwriters’ Information.

(iii) The Company acknowledges, understands and agrees that the Securities may be offered and sold in Israel only by the Underwriters and only to (i) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it and (B) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum who submitted written confirmation as detailed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”).

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(e) The Company will, upon written request, promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 a.m., Eastern time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(g) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(h) The Company will use its best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period conforming in all material respects with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(j) Except with respect to (i) the Company’s sale of the Securities hereunder, (ii) the issuance of Ordinary Shares or any equity awards, including options (including the issuance of Ordinary Shares upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option plans, employee stock purchase plans, or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Ordinary Shares pursuant to the vesting or exercise of equity awards, including options, restricted stock units, warrants, or rights outstanding on the date hereof, (iv) the filing of any registration statement on Form S-8, (v) securities of the Company which may be issued in connection with an acquisition of all or substantially all of the equity or assets of another entity, or (vi) the issuance of securities of the Company primarily intended to provide the Company with proceeds to acquire all or substantially all of the assets or equity of another entity, during the six (6) months following the Closing Date, the Company or any successor to the Company shall not, without the prior written consent of the Representative, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act to register, any Ordinary Shares, warrants, or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including the issuance of Ordinary Shares upon the exercise of options) or ADSs representing Ordinary Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of Ordinary Shares, or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.

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(k) The individuals and entities listed on Schedule B hereto (the “Lock-Up Parties”), without the prior written consent of the Representative, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement during the period that their respective lock-up agreements are in effect. The Company will deliver to the Representative the agreements of Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(l) The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least five (5) years after the Closing Date, and shall notify the Representative promptly upon any lapse in effectiveness.

(m) If the Company fails to maintain the listing of the ADSs on a nationally recognized exchange for any time during the period of three (3) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing in the Standard & Poor’s Corporation Records Services or the Moody’s Industrial Manual; provided that Moody’s OTC Industrial Manual is not sufficient for these purposes.

(n) During the period of three (3) years from the Effective Date of the Registration Statement, the Company will make available to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(o) The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the fortieth (40th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

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(p) As of the Closing, the Company shall engage (for no less than two (2) years from the date of the Closing Date) a financial public relations firm mutually acceptable to the Company and the Representative, with [___] being agreed by the Representative to be an acceptable firm, which firm may be changed after the first year. The terms and conditions of such engagement shall be reasonably determined by the Company. The Company further agrees, for a period of one year following the Closing, to consult with the Representative as is customary within the securities industry prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed Offering, it being agreed that the Company shall give the Representative no less than twelve (12) hours prior notice of any such distribution and a reasonable opportunity during or prior to such period to review the contents of the proposed distribution.

(q) The Company will retain a transfer agent reasonably acceptable to the Representative for a period of at least three (3) years following the Closing Date.

(r) The Company will retain a Public Company Accounting Oversight Board registered independent public accounting firm reasonably acceptable to the Representative for a period of at least three (3) years following the Closing Date. The Representative acknowledges that K&K is acceptable to the Representative.

(s) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus. Without the written consent of the Representative, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(t) The Company will use its best efforts to effect and maintain the listing of the ADSs on the NASDAQ Capital Market or Global Market or comparable exchange for at least two (2) years after the Closing Date, except if the Company is delisted as a result of a strategic transaction that has been approved by the holders of a majority of the then-outstanding Ordinary Shares of the Company.

(u) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(v) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(w) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities. In addition, the Company will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

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(x) The Company shall cause to be prepared and delivered to the Representative, at its expense, within two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus (as defined below) to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(y) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

(z) The Company shall maintain, for a period of no less than three (3) years from the Closing Date, a liability insurance policy affording coverage for the acts of its officers and directors.

(aa) The Company agrees, prior to the Closing Date and each Option Closing Date, to deposit Firm Shares or Option Shares, as applicable, with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Firm ADSs or Option ADSs will be issued by the Depositary against receipt of such Firm Shares or Option Shares and delivered to the Underwriter at such Closing Date or Option Closing Date.

(bb) The Company hereby agrees to pay on behalf of the Underwriter or any purchaser of Securities, or to reimburse the Underwriter or any such purchasers for, all fees and expenses incurred by such parties pursuant to Section [ ] of the Deposit Agreement and Section [ ] of the ADRs with respect to the deposit of the Firm Shares, the Option Shares, the Warrant Shares and the Ordinary Shares underlying the Representative’s Warrants and the delivery of ADSs representing such shares.

5. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Securities which they are offering:

(i) An underwriting discount of seven and one-half percent (7.50%) of the aggregate gross proceeds raised in the Offering (for the avoidance of doubt, excluding any proceeds from the exercise of warrants); and

(ii) The Representative’s Warrants.

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(b) Additionally, and subject to consummation of an Offering which will include an actual investment of at least $6,000,000, the Company hereby grants the Representative the right of first refusal for a period beginning on date of commencement of sales of the Offering through the one (1) year anniversary thereof, to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent with at least 50.0% of the economies, for any and all future public equity, equity-linked or debt (excluding commercial bank debt and credit facility) offerings undertaken by the Company or any Subsidiaries, in each case, in the United States, provided that the Company shall have the right to add a reputable top-tier firm to act as a joint book runner together with the Representative in any such offering. The Company shall provide written notice to the Representative with terms of such offering and if such Representative fails to accept in writing any such proposal within five (5) business days after receipt of such written notice, then such Representative will have no claim or right with respect to any such offering. The above provision shall not be applicable to a financing solicited from a person or entity which is a holder of the Company’s debt or equity securities as of the date hereof or an issuer-directed offering that is not facilitated through or using the services of an investment bank or similar financial advisor.

(c) [Intentionally omitted]

(d) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(e) Subject to the conditions set forth at the proviso below, whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to this Offering, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel, accountants and other agents and representatives in connection with the registration of the Securities under the Securities Act and the Offering;

(iv) all fees and expenses in connection with listing the ADSs on the NASDAQ Capital Market and Underwriters’ reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(v) [reserved];

(vi) all expenses, including travel and lodging expenses, incurred in connection with attending or hosting meetings with prospective purchasers of the Securities (“Road Show Expenses”);

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(vii) any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(viii) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(ix) the cost and charges of any transfer agent or registrar for the Securities;

(x) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative in an amount of up to $600 per officer or director; and

(xi) all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5;

provided, however, (i) that all such costs and expenses pursuant to this Section 5(e), which are incurred by the Underwriters and to be reimbursed by the Company, including the Underwriters’ Road Show Expenses, shall not exceed $150,000 (including the reasonable fees, disbursements and other charges of Underwriters’ Counsel), which amount includes a $25,000 advance against anticipated expenses previously paid by the Company to the Representative (which will be reimbursed to the extent not offset by actual expenses) and (ii) all expenses in excess of $250 must be pre-approved by the Company.

(f) It is understood, however, that except as provided in this Section 5, and Sections 7, 8 and 11(d) hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid (the “Advances”), all reasonable accountable out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel and reasonable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110, provided, however, that the maximum amount of costs and expenses to be reimbursed by Company to the Underwriters pursuant to this Section 5(f) shall not exceed $50,000 (including the reasonable fees, disbursements and other charges of Underwriters’ Counsel), which amount includes the $25,000 advance against anticipated expenses previously paid by the Company to the Representative. If the Underwriters’ expenses are less than respective Advances previously paid to the Representative, the Representative shall return any portion of the advance not used for actual expenses.

(g) Each Underwriter severally and not jointly covenants to the Company not to engage in any form of solicitation, advertising or other action that would constitute an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder that would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

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6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Securities or Option Securities, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Securities or Option Securities, as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than [5:30 p.m.], Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Representative shall have received the favorable written opinions, in each case in form satisfactory to the Representative and its counsel (and in the case of (i), (ii) and (iii), including a 10b-5 negative assurance statement) dated as of each Closing Date and addressed to the Representative of the Underwriters, of (i) Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. securities counsel for the Company, (ii) Eitan, Mehulal & Sadot, Israeli counsel for the Company, and (iii) Emmet, Marvin & Martin, LLP, counsel for the Depositary.

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(d) The Representative shall have received a certificate of each of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate in all material respects, unless qualified by materiality, in which case they shall be accurate in all respects, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e) On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from K&K as of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent registered public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and all applicable Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) The Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(h) The Ordinary Shares, the ADSs and the Warrants (the “Registered Securities”) are registered under the Exchange Act and, as of the Closing Date, the ADSs shall be listed and admitted and authorized for trading on the NASDAQ Capital Market and satisfactory evidence of such action shall have been provided to the Representative. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Registered Securities under the Exchange Act or delisting or suspending from trading the ADSs from the NASDAQ Capital Market, nor has the Company received any information suggesting that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing. The ADSs shall be DTC eligible.

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(i) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements. In addition, the Company shall, if requested by the Representative, make or authorize the Underwriters’ Counsel to make on the Company’s behalf, an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign (including Israeli) governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign (including Israeli) court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(k) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(l) The Depositary shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the deposit with it of the Firm Shares and Option Shares, the issuance of the ADRs evidencing such shares in the form of the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such shares delivered in the form of such ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Underwriter may reasonably request.

(m) The Company and the Depositary shall have executed and delivered an amendment to the Deposit Agreement and the Deposit Agreement, as amended, shall be in full force and effect.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

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7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriters, each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their affiliates and respective officers, directors, employees, agents and representatives, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing, pursuing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), (B) any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (C) any filings or reports filed by the Company under the Exchange Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (“Exchange Act Reports”); (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Marketing Materials and Exchange Act Reports, solely in reliance upon and in conformity with the Underwriters’ Information.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based solely upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2(b) hereof.

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(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not actually, irreversibly or materially economically prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the discounts and commissions applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

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9. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the Firm Securities hereunder, and if the Securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Securities, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiaries submitted pursuant hereto, including the agreements contained in Sections 5, 10, 14 and 15, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 2 hereof and the covenants and agreements contained in Sections 4, 5, 7, 8, this section 10, 14 and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 4, 5, 7, 8 and 14 and 15, inclusive, shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110(f)(2)(D).

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(b) The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; (ii) trading on the New York Stock Exchange or the NASDAQ Stock Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the NASDAQ Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses, including the costs and expenses set forth in Section 5(e) including the Underwriters’ Road Show Expenses which were actually paid, shall not exceed $50,000 in the aggregate.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to:

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004, United States

Attention: Shai Gerson, Managing Partner

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with a copy to Underwriters’ Counsel at:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Stuart Neuhauser, Esq.

Fax: 212-370-7889

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement;

 provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13.  Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14.  Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York applicable to agreements wholly performed within the borders of such state and without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

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15. Entire Agreement. This Agreement, together with the schedule and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto, including the Letter of Engagement, dated April 18, 2018 and any amendments thereto (except as specifically set forth therein).

16. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

17. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

23. Covenant of the Underwriters.

The Underwriters acknowledge, understand and agree that the Securities may be sold in Israel by the Underwriters only to the Israeli Accredited Investors who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it, and (B) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum who submitted written confirmation as detailed in such Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

[Signature Pages Follow]

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

Safe-T Group Ltd.

By:
Name: Shachar Daniel
Title: Chief Executive Officer

Accepted by the Representative, acting for itself and as Representative of the Underwriters named on Schedule A hereto, as of the date first written above:

Chardan Capital Markets, LLC

By:
Name: Shai Gerson
Title: Managing Partner

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SCHEDULE A

Name of Underwriter	Number of “Firm ADSs” Being Purchased	Number of “Firm Warrants” Being Purchased
Chardan Capital Markets, LLC

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SCHEDULE B

Lock-Up Parties

Name
1.	Amir Mizhar
2.	Sasa Holdings – Agricultural Cooperative Society Ltd.
3.	Ayalim Mutual Funds Ltd.
4.	Shachar Daniel
5.	Yuval Illuz
6.	Vered Raz Avayo
7.	Yehuda Halfon
8.	Lior Vider
9.	Eylon Geda
10.	Shai Avnit
11.	Eitan Bremler
12.	Julie Shafiki
13.	Noam Markfeld
14.	Micha Bar
15.	Yossi Carmon
16.	John Parmley

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SCHEDULE C

Written Testing-the-Waters Communications

None.

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SCHEDULE D

Subsidiaries

1.	Safe-T Data A.R Ltd., an Israeli corporation
2.	Safe-T USA Inc., a Delaware corporation

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ANNEX I

FORM OF LOCK-UP AGREEMENT

_____________, 2018

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004, United States

Re: Public Offering of Safe-T Group Ltd.

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares, no par value (“Shares”), or rights to acquire Shares, of Safe-T Group Ltd. (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of Schedule A to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of Shares, to be delivered in the form of American Depositary Shares (“ADSs”), and Warrants to purchase ADSs (the “Warrants” and together with the ADSs and the Shares, the “Securities”) pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, the Warrants, the ADSs or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or ADSs or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date set forth on the front cover of the final prospectus used in connection with the Public Offering of the Securities (the “Effective Date”), or acquired by the undersigned during the Lock-Up Period other than securities purchased in open market transactions after the Effective Date.

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The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is six (6) months after the Effective Date.

In addition, the undersigned further agrees that, without the prior written consent of the Representatives, during the Lock-Up Period the undersigned will not: (i) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (ii) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933) of the undersigned, (2) to limited partners, limited liability company members, shareholders or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession, or

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

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For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of options to purchase Company’s shares granted pursuant to the Company’s equity incentive plans (whether on a cash or cashless basis) or the conversion or redemption of outstanding convertible securities, provided that such restrictions shall apply to any of the Relevant Securities issued upon such exercise, conversion or redemption, as the case may be, (ii) the establishment or modification of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided that no sales of the undersigned’s Relevant Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), or (iii) transfers of the Relevant Securities to the Company in transactions exempt from Section 16(b) of the Exchange Act, provided that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement or the Registration Statement does not become effective by September 30, 2018, the Company or the Representative informs the other that it does not intend to proceed with the Public Offering or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature: _______________________________
Name (printed):
Title (if applicable):
Entity (if applicable)

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